UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

546 5th Avenue, 14th Floor, New York, NY 10036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On July 14, 2015, Relmada Therapeutics, Inc.’s (the “Company”) board of directors appointed Charles J. Casamento as a director of the Company. Mr. Casamento will chair the Company’s newly formed Audit Committee. On July 14, 2015, the board also appointed Sandesh Seth as Chairman of the Board. Mr. Seth has been a director of the Company since October 2012 and Lead Director since January 2014.

On July 14, 2015, the Company’s board of directors also formed an Audit Committee and Compensation Committee. Actions taken by these committees are reported to the full board. The membership of these committees is set forth below.

Audit Committee	Compensation Committee
Charles J. Casamento*	Shreeram Agharkar*
Shreeram Agharkar	Nabil Yazgi
Nabil Yazgi	Sandesh Seth (advisor)

* Indicates committee chair

A brief description of the background and business experience of Mr. Casamento is as follows:

Charles J. Casamento

Since 2007 Mr. Casamento has been Executive Director and Principal of The Sage Group, a health care advisory group specializing in business development strategies and transactions. Prior to The Sage Group he was President and CEO of Osteologix from October 2004 until April, 2007. Originally a private VC funded company in Copenhagen, Denmark which had discovered a new drug for the treatment of Osteoporosis, Mr. Casamento commenced operations and initiated clinical trials in the US, completed a financing with Rodman & Renshaw and Roth Capital Partners and took the company public through a merger with a public shell company. The product was eventually acquired by Servier a major French pharmaceutical company. Osteologix was Mr. Casamento's fifth start up company, all of which were successfully taken public, during his tenure, either through IPOs or through reverse mergers.

He was Senior Vice President & General Manager for Pharmaceuticals and Biochemicals at Genzyme. He joined Genzyme in 1985 while it was an early stage venture backed company and was there during the time Genzyme was taken public. In 2011 Genzyme was acquired by Sanofi for an estimated $20 Billion. In 1989 he co-founded and later took public, Interneuron Pharmaceuticals (Indevus) which eventually reached a $1.6 billion market valuation after a weight loss product that was developed during his tenure was approved by FDA. Indevus was acquired in 2009 by Endo for nearly $1 Billion. In 1993 Mr. Casamento joined RiboGene as Chairman, President and CEO. He took the Company public and completed several major corporate collaborations and R&D collaboration agreements as well as a merger with a public corporation in 1998 to form Questcor Pharmaceuticals, where he was Chairman, CEO and President until August, 2004. He acquired Acthar, a product for West Syndrome and MS, for a $100,000 cash payment plus a 1% royalty. Questcor was acquired by Mallinckrodt in 2014 at a valuation of $6 Billion and Acthar has revenue at a run rate of $1 Billion for 2014.

Prior to joining Genzyme in 1985 Mr. Casamento has held a number of marketing, sales, finance and business development positions with Novartis, Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corporation where he was Vice President of Business Development and Strategic Planning for the Critical Care Division from January, 1983 until May, 1985. During his career he has completed well over 100 major business development/M&A deals which had the effect of enhancing and expediting the growth and development of his businesses. He took four biotechnology companies public and secured pubic and VC financing for five biotechnology companies.

He is a Director and Board member at KineMed and International Stem Cell Corporation. During his career he has served on the boards of nine public companies. Mr. Casamento also served as Chairman of the Audit Committee of Astex Pharmaceuticals and is a SOX defined financial expert. He is a member of the Fordham University Science Council and has been a guest lecturer at Fordham University. He was previously Vice Chairman of the Catholic Medical Mission Board, a large not for profit organization providing health care services to third world countries. A graduate of Fordham University in New York City and Iona College in New Rochelle, New York. Mr. Casamento has a degree in Pharmacy and an MBA.

Term of Office

Mr. Casamento shall remain as a director of the Company until his successor, if any, is elected or qualified. Mr. Casamento’s continuation as a director of the Company shall be subject to ratification and approval of the shareholders entitled to vote in the 2015 annual meeting of shareholders of the Company. Mr. Casamento shall be classified as a Class II director and again be up for election at the 2016 annual shareholders meeting, with a three year term thereafter.

Family Relationships

There are no family relationships between our directors and officers.

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Transactions with Related Persons

The Company does not have any related party transactions with Mr. Casamento.

Agreements

On July 14, 2015, Mr. Casamento and the Company entered into a director agreement (the “Agreement”). Pursuant to the Agreement, Mr. Casamento will be entitled to a compensation of $30,000 per year, payable in quarterly installments. for his services as a director of the Company. Mr. Casamento was also granted 128,825 options (the “Options”) to purchase shares of the Company’s common stock. The Options shall have a term of 10 years and the exercise price of the Options shall be equal to the share price of the common stock on his start date as a director, July 14, 2015. The Options shall vest as follows: twenty-five percent (25%) shall vest on the first anniversary of the grant date and the remaining seventy-five percent (75%) shall thereafter vest in equal quarterly increments of 6.25% of the initial option grant over the following three year period.

Mr. Casamento also entered into an Indemnity Agreement (the “Indemnity Agreement”) with the Company, whereby the Company agreed to indemnify Mr. Casamento in certain situations in connection with his role as a director for the Company.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Indemnity Agreement which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01        Other Events.

The Company issued a press release announcing the appointment of Mr. Casamento to the Company’s Board, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement, dated July 14, 2015, by and between Charles J. Casamento and Relmada Therapeutics, Inc.
10.2	Director Indemnity Agreement
99.1	Press Release, dated July 15, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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